State Bank Financial Corporation 1st Quarter 2013 Earnings Presentation Joe Evans - Chairman and CEO Tom Callicutt - Executive Vice President and CFO Kim Childers - Vice Chairman and Executive Risk Officer April 25, 2013

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this earnings deck that are not statements of historical fact may constitute forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including anticipated internal growth and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we acquired or may acquire from the FDIC as receiver may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of some of the important factors that may affect actual outcomes.

Results Summary

Absolutely.℠

- 1Q13 net loss of $1.2mm primarily due to lower accretion income and continued elevated amortization of FDIC receivable
- Accretion income was down on a linked-quarter basis primarily due to fewer loan pools closing out in the quarter
- Base accretion in 1Q13 was higher than 4Q12 due to cash flow re-estimations and updated loss assumptions
- Amortization of FDIC receivable is driven by the recognition of covered assets performing better than expected
- Total noninterest expense up as a result of one-time efficiency actions, seasonality of tax and benefit expenses and higher net OREO costs

Income Statement Highlights			
(dollars in thousands, except per share data)	1Q13	4Q12	1Q12
Total interest income on invested funds	$2,502	$2,496	$3,005
Interest income on noncovered loans, including fees	14,319	14,993	11,834
Accretion income on covered loans	20,636	27,839	23,490
Total interest expense	1,996	2,096	2,852
Net interest income	35,461	43,232	35,477
Provision for loan losses (noncovered loans)	350	325	1,535
Provision for loan losses (covered loans)	(2,385)	3,021	(1,283)
Net interest income after provision for loan losses	37,496	39,886	35,225
Accretion (amortization) of FDIC Receivable	(16,779)	(15,260)	(7,011)
Other fee income	4,176	3,769	3,233
Total noninterest income	(12,603)	(11,491)	(3,778)
Total noninterest expense	26,664	23,762	23,213
(Loss)/Income before income taxes	(1,771)	4,633	8,234
Income tax (benefit)/expense	(615)	1,418	3,096
Net (loss)/income	($1,156)	$3,215	$5,138
Diluted (loss)/earnings per share	(.04)	.09	.16
Dividend per share	.03	.03	-
Tangible book value per share	12.96	13.06	12.62

Balance Sheet Highlights (period-end balances)			
Noncovered loans	$1,051,455	$985,502	$802,955
Total assets	2,642,185	2,662,965	2,677,440
Noninterest-bearing deposits	409,717	387,450	312,967
Total deposits	2,148,190	2,148,436	2,188,875
Shareholders' equity	426,936	430,216	408,503

Note: Consolidated financial results for 1Q 2013 contained throughout this presentation are unaudited

STATE BANK
Financial Corporation

3

4 355 (59) (20) (17) 259 0 100 200 300 400 4Q12 1Q13 FDIC Receivable1 FDIC Receivable Collections from FDIC in 1Q13 Other 1Q13 Amortization of IA Timing of Recognition Obscured Fundamentally Positive Trends ( $   i n   m i l l i o n s )  Significant collections and amortization in  the first quarter decreased the total FDIC  receivable (indemnification asset) by  $96mm to $259mm at quarter end  Current scheduled future IA amortization of  $43mm  Current estimate of amortization average  life:  3 quarters ( $   i n   m i l l i o n s )  $275mm of transfers from nonaccretable  to accretable over the past 9 quarters,  reflecting better than anticipated  performance  $205mm of remaining discount to be  recognized as accretion, $10mm higher  than in 1Q12  Current estimate of accretion recognition  average life:  9 quarters 195  212  182  173  205 0 50 100 150 200 250 1Q12 2Q12 3Q12 4Q12 1Q13 Accretable Discount Remaining $205mm of  scheduled  future  accretion  with an  estimated  average life  of 9 quarters $43mm of  scheduled  future  amortization  with an  estimated  average life  of 3 quarters IA Amortization:  Near‐Term Drag Accretion:  Long‐Term Benefit 1 Other includes charge‐offs, write‐downs, external expenses qualifying under loss share agreements and other losses

Executing on Strategic Priorities

Absolutely.℠

Loss Share	Effectively Managing Loss Share Expiration	▪ Indemnification asset decreased $96mm to $259mm at the end of 1Q13 ▪ $275mm in transfers from nonaccretable to accretable during the past 9 quarters ▪ $205mm of accretable discount remaining
Core Bank	Increasing Efficiency	▪ Actions taken in 1Q13 to decrease expense run-rate ▪ Reinvesting in core franchise to increase long-term efficiency
	Improving Funding	▪ Noninterest-bearing deposits increased 30% over prior year to more than 19% of total deposits ▪ Cost of funds of 38 bps has declined for 11 consecutive quarters
	Prudently Growing Earning Assets	▪ Noncovered loans grew $66.0mm to $1.05B and now represent over 72% of total gross loans ▪ Credit metrics on noncovered portfolio remain very solid

STATE BANK
Financial Corporation

5

6  Interest income on noncovered loans was down due  to competitive pricing pressure and a cost study  resulting in the deferral of more loan origination fee  income to future periods   Fee income excluding indemnification asset  amortization of $4.2mm increased in 1Q13 largely  due to higher payroll fee income  Accretion income declined $7.2mm linked‐quarter  due to fewer loan pools closing out in the quarter  Amortization of FDIC receivable negatively impacted  noninterest income in 1Q13 by $16.8mm ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) Financial Results: Revenue ( $   i n   t h o u s a n d s ) 1 Excludes accretion income 2 Excludes accretion / (amortization) of FDIC receivable 0 5,000 10,000 15,000 20,000 1Q12 2Q12 3Q12 4Q12 1Q13 Interest Income1 0 1,000 2,000 3,000 4,000 5,000 1Q12 2Q12 3Q12 4Q12 1Q13 Fee Income2 Fee Income Gains on Securities and FHLB Stock ‐20,000 ‐10,000 0 10,000 20,000 30,000 40,000 1Q12 2Q12 3Q12 4Q12 1Q13 Covered Portfolio Revenue Accretion Income Accretion/(Amortization) of FDIC Receivable

7 Financial Results: Expense E f f i c i e n c y   R a t i o N IE / A vg. A ssets  Total noninterest expense excluding OREO  increased primarily as a result of one‐time  severance costs related to efficiency actions, a full  quarter of Altera expenses and seasonality of tax  and benefit expenses  Net OREO expense of $1.3mm in 1Q13 (compared  to  net gains the past 2 quarters) also contributed  to a higher level of expenses ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) 1 Excludes OREO expenses 2 NIE / Avg. Assets excludes OREO expenses 0 5,000 10,000 15,000 20,000 25,000 30,000 1Q12 2Q12 3Q12 4Q12 1Q13 Total Noninterest Expense1 ‐1,000 ‐500 0 500 1,000 1,500 2,000 2,500 1Q12 2Q12 3Q12 4Q12 1Q13 OREO Expense 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 0% 20% 40% 60% 80% 100% 120% 1Q12 2Q12 3Q12 4Q12 1Q13 Expense Metrics2 Efficiency Ratio NIE / Avg. Assets

8  Noncovered  or “organic” loan growth of $66.0mm,  or 6.7%, in 1Q13  Noncovered loans of $1.05B comprise over 72% of  total gross loans, up from 46% at the end of 2011  Noninterest‐bearing deposits have increased 118%  since 1Q10, reflecting our focus on relationship  banking and payments expertise  Cost of funds has declined 144 bps since 2Q10 ( $   i n   m i l l i o n s ) Financial Results: Earnings Assets / Funding ( $   i n   m i l l i o n s ) N IB / Total D eposits 1.82% .38% 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 Cost of Funds 0% 5% 10% 15% 20% 25% 0 100 200 300 400 500 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 Noninterest‐bearing Deposits 78 1,0511,036 397 0 200 400 600 800 1,000 1,200 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 Loan Portfolio Noncovered Covered

9 Credit: Noncovered Portfolio  Minimal charge‐offs resulted in net recoveries on  noncovered assets for the second straight quarter  NPLs declined $409 thousand linked‐quarter and  represent 42 bps of total noncovered loans at 1Q13  NPAs declined $1.2mm to $4.7mm  Noncovered allowance to noncovered loans is  1.44%, which is 3.2x total noncovered NPAs ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) 0 2,000 4,000 6,000 8,000 10,000 1Q12 2Q12 3Q12 4Q12 1Q13 Nonperforming Assets  NPLs OREO (200) 0 200 400 600 800 1Q12 2Q12 3Q12 4Q12 1Q13 Net Charge‐offs 0.0% 0.5% 1.0% 1.5% 2.0% 1Q12 2Q12 3Q12 4Q12 1Q13 Credit Ratios Noncovered NPLs to Noncovered Loans Noncovered ALL to Noncovered Loans

10 ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) Credit: OREO ( $   i n   t h o u s a n d s )  OREO balances were up slightly in 1Q13 to  $47.7mm, but are 26.1% below year‐ago levels  99.4% of OREO balances are covered  OREO sales have averaged over $22mm per quarter  over the past year  OREO inflows increased to $27.3mm in the quarter  after a recent low of $6.2mm of inflows in 4Q12  All new OREO inflows in the first quarter are covered 0 5,000 10,000 15,000 20,000 25,000 30,000 1Q12 2Q12 3Q12 4Q12 1Q13 Inflows 0 5,000 10,000 15,000 20,000 25,000 30,000 1Q12 2Q12 3Q12 4Q12 1Q13 Sales 0 20,000 40,000 60,000 80,000 100,000 1Q12 2Q12 3Q12 4Q12 1Q13 OREO Balances

11 Well Positioned Franchise Efficient Network in  Attractive Markets Special Asset Expertise Mitigated Credit Risk Balance Sheet Strength Management Depth  Scalable core banking operations in attractive markets  A highly effective problem asset resolution business   Capital levels to support organic and opportunistic growth  Team with a track record of successful integrations and building long‐term  shareholder value  Credit risk mitigated by covered assets and timing of when noncovered assets were  generated (commencing July 2009) Payments Expertise  Treasury services / cash management capabilities to drive core deposit growth